Exhibit 10.215












                         THE CHARLES SCHWAB CORPORATION
                      DIRECTORS' DEFERRED COMPENSATION PLAN
                     (as amended through December 13, 2000)






                         THE CHARLES SCHWAB CORPORATION
                      DIRECTORS' DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS

    Section                                                          Page
                               Article I. Purpose

    1.1           Establishment of the Plan                             2
    1.2           Purpose of the Plan                                   2

                             Article II. Definitions

    2.1           Definitions                                           3
    2.2           Gender and Number                                     4

                           Article III. Administration

    3.1           Committee and Administrator                           5

                            Article IV. Participants

    4.1           Participants                                          6

                              Article V. Deferrals

    5.1           Deferrals                                             7
    5.2           Deferral Procedures                                   7
    5.3           Election of Time and Manner of Payment                7
    5.4           Accounts and Earnings                                 8
    5.5           Maintenance of Accounts                              10
    5.6           Change in Control                                    10
    5.7           Payment of Deferred Amounts                          14
    5.8           Acceleration of Payment                              14





    Section


                                                                     Page

                         Article VI. General Provisions

    6.1           Unfunded Obligation                                  15
    6.2           Informal Funding Vehicles                            15
    6.3           Beneficiary                                          16
    6.4           Incapacity of Participant or Beneficiary             16
    6.5           Nonassignment                                        17
    6.6           No Right to Continued Employment                     17
    6.7           Tax Withholding                                      17
    6.8           Claims Procedure and Arbitration                     17
    6.9           Termination and Amendment                            19
    6.10          Applicable Law                                       19















                         THE CHARLES SCHWAB CORPORATION
                      DIRECTORS' DEFERRED COMPENSATION PLAN

                               Article I. Purpose

     1.1 Establishment of the Plan. Effective as of January 1, 1996, The Charles Schwab Corporation (hereinafter, the "Company") hereby establishes The Charles Schwab Corporation Directors' Deferred Compensation Plan (the "Plan"), as set forth in this document.
     1.2 Purpose of the Plan. The Plan permits Directors to defer the payment of directors' fees that they may earn. The opportunity to elect such deferrals is provided in order to help the Company attract and retain outside directors. This Plan is unfunded and is maintained primarily for the purpose of providing deferred compensation for its outside directors. It is intended to be exempt from the participation, vesting, funding, and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974, as amended.





                             Article II. Definitions

     2.1 Definitions. The following definitions are in addition to any other definitions set forth elsewhere in the Plan. Whenever used in the Plan, the capitalized terms in this section shall have the meanings set forth below unless otherwise required by the context in which they are used:
     (a) "Administrator" the administrator described in section 3.1 that is selected by the Committee to assist in the administration of the Plan.
     (b) "Beneficiary" means a person entitled to receive any benefit payments that remain to be paid after a Participant's death, as determined under section 6.3.
     (c)  "Board" means the Board of Directors of the Company.
     (d)  "Company"   means  The   Charles   Schwab   Corporation,   a  Delaware
          corporation.
     (e)  "Committee" means the Compensation Committee of the Board.
     (f) "Deferral Account" means the account representing deferrals of cash compensation, plus investment adjustments, as described in sections
          5.4 and 5.5.
     (g) "Director" means each member of the Board of the Directors who is not an employee of the Company or any of its subsidiaries. The term "Director" shall also include each member of the Board of Directors of any subsidiary of the Company who is not an employee of the Company or any of its subsidiaries, but only if the Committee has approved participation in the Plan for such subsidiary's non-employee directors.
     (h) "Plan" means The Charles Schwab Corporation Directors' Deferred Compensation Plan, as in effect from time to time.
     (i)  "Plan Year" means the calendar year.
     (j)  "Termination"  means the date a  Participant  ceases to be a Director.
     (k) "Valuation Date" means each December 31 and any other date designated from time to time by the Committee for the purpose of determining the value of a Participant's Deferral Account balance pursuant to section 5.4.
     2.2 Gender and Number. Except when otherwise indicated by the context, any masculine or feminine terminology shall also include the neuter and other gender, and the use of any term in the singular or plural shall also include the opposite number.





                           Article III. Administration

     3.1 Committee and Administrator. The Committee shall administer the Plan and may select one or more persons to serve as the Administrator. The Administrator shall perform such administrative functions as the Committee may delegate to it from time to time. Any person selected to serve as the Administrator may, but need not, be a Committee member or an officer or employee of the Company. However, if a person serving as Administrator or a member of the Committee is a Participant, such person may not vote on a matter affecting his interest as a Participant.
     The Committee shall have discretionary authority to construe and interpret the Plan provisions and resolve any ambiguities thereunder; to prescribe, amend, and rescind administrative rules relating to the Plan; to determine eligibility for benefits under the Plan; and to take all other actions that are necessary or appropriate for the administration of the Plan. Such interpretations, rules, and actions of the Committee shall be final and binding upon all concerned and, in the event of judicial review, shall be entitled to the maximum deference allowable by law. Where the Committee has delegated its responsibility for matters of interpretation and Plan administration to the Administrator, the actions of the Administrator shall constitute actions of the Committee.





                            Article IV. Participants

     4.1 Participants. Each Director shall be eligible to participate in this Plan.






                              Article V. Deferrals

     5.1 Deferrals. Each Director may elect to defer up to 100 percent of the fees otherwise receivable from the Company for service as a Director. Any such election must be made by entering a deferred compensation agreement with the Company, as evidenced by a form approved by and filed with the Administrator on or before the deadline specified by the Committee (which shall be no earlier than one month prior to the beginning of the election period for which the deferred fees are to be earned; provided that for the first year in which the Plan is in effect, the deferral election shall be made within the first thirty days of the election period). For this purpose, the election period shall be the calendar year; provided, however, that during periods in which the Plan is not in effect for a full calendar year or a Director is not a Participant for a full calendar year, the election period shall be the portion of the calendar year during which the Plan is in effect and the Director is an eligible Participant. Deferrals that have been elected shall occur throughout the election period in pro rata increments.
     5.2 Deferral Procedures. Participants shall have an opportunity to elect deferrals each year. Unless the Committee specifies other rules for the deferrals that may be elected, deferrals may be made in increments of 10 percent or in a fixed dollar amount. If a deferral is elected, the election shall be irrevocable. Deferral elections shall be made on a form prescribed by the Committee or the Administrator. As provided in section 6.7, any deferral is subject to any applicable tax withholding measures and may be reduced to satisfy any applicable tax withholding requirements.
     5.3 Election of Time and Manner of Payment. At the time a Participant makes a deferral election under section 5.1, the Participant shall also designate the manner of payment and the date on which payments from his or her Deferral Account shall begin, from among the following options:
          (i) a lump sum payable by the end of February in the year immediately following the Participant's Termination; or
          (ii) a series of annual installments, commencing in the year following the Participant's Termination and payable each year on or before the end of February, over a period of five, ten, or fifteen years, as designated by the Participant.
     A Participant may modify an election of the time for payment under circumstances determined by the Committee, provided that (i) a payment election may not be modified in a manner that would cause payments to commence earlier than the date payments would have commenced absent such modification, and (ii) all payment elections shall become irrevocable one year prior to the date on which payment will commence under the election. If payment is due in the form of a lump sum, the payment shall equal the balance of the Deferral Account being paid, determined as of the Valuation Date coincident with or immediately preceding the payment date. If payment is due in the form of installments, the amount of each installment payment shall be equal to the quotient determined by dividing (A) the value of the portion of the Deferral Account to which the installment payment election applies (determined as of the Valuation Date coincident with or immediately preceding the date the payment is to be made), by
(B) the number of years over which the installment payments are to be made, less the number of years in which prior payments attributable to such installment payment election have been made.
     Notwithstanding the foregoing, however, if earnings or any other amounts credited to a Participant's Deferral Account do not otherwise meet any applicable requirements of the Internal Revenue Code allowing the Company and its Subsidiaries to receive a federal income tax deduction for such amounts upon paying them at the time provided under the Participant's election, the payment of such amounts, to the extent in excess of the amount that would be currently tax deductible, shall automatically be deferred until the earliest year that the payment can be deducted.
     5.4 Accounts and Earnings. The Company shall establish a Deferral Account for each Participant who has elected a deferral under section 5.1 above, and its accounting records for the Plan with respect to each such Participant shall include a separate Deferral Account or subaccount for each deferral election of the Participant that could cause a payment made at a different time or in a different form from other payments of deferrals elected by the same Participant. Each Deferral Account balance shall reflect the Company's obligation to pay a deferred amount to a Participant or Beneficiary as provided in this Article V.
     Under procedures approved by the Committee and communicated to Participants, a Participant shall elect between the following two alternatives with respect to the deferred amounts at the same time that the Participant elects to defer the fees payable for a calendar year (provided that elections made for the 1999 calendar year shall be made within 30 days of the date the Participant receives notice of the election, or such shorter time as may be specified by the Committee). Once made, a Participant's election for the method of payment may not be changed; however, a Participant may make a different election with respect to amounts that the Participant elects to defer in subsequent periods.
          (1) Payment in Shares. Under this alternative, a Participant shall be credited with an award of Performance Shares pursuant to Section 4.7 of the 1992 Stock Incentive Plan, in a number of Performance Shares equal to (i) the amounts deferred hereunder, divided by (ii) the closing price of the Common Stock of the Company on the date the Deferral occurred. Performance Shares credited hereunder shall be issued to one or more grantor trusts formed by the Company ("rabbi trusts") pursuant to Section 6.2 hereof. Any dividends paid on shares of the Common Stock of the Company issued to a rabbi trust shall be reinvested in Common Stock of the Company, which shall be treated as having been issued to the Participant as additional Performance Shares under the 1992 Stock Incentive Plan. Notwithstanding the foregoing, the crediting of assumed earnings shall not mean that any deferred compensation promise to a Participant is secured by particular investment assets or that the Participant is actually earning any form of investment income under the Plan.
          (2) Issuance of Stock Options Under the 1992 Stock Incentive Plan. Under this alternative, a Participant may elect, in lieu of receiving any payments from the Plan, to be issued nonqualified stock options pursuant to
Section 4.6 of The Charles Schwab  Corporation  1992  Stock  Incentive  Plan.  A
Participant who elects this alternative shall, on the date the fees deferred pursuant to Section 5.1 hereof would otherwise have been payable, be issued a number of nonqualified stock options with a fair market value equal to the amounts deferred, as determined under the valuation methods set forth in Exhibit A hereto.
     5.5 Maintenance of Accounts. The Accounts of each Participant shall be entered on the books of the Company and shall represent a liability, payable when due under this Plan, from the general assets of the Company. Prior to benefits becoming due hereunder, the Company shall expense the liability for such accounts in accordance with policies determined appropriate by the Company's auditors. Except to the extent provided pursuant to the second paragraph of this section 5.5, the Accounts created for a Participant by the Company shall not be funded by a trust or an insurance contract; nor shall any assets of the Company be segregated or identified to such account; nor shall any property or assets of the Company be pledged, encumbered, or otherwise subjected to a lien or security interest for payment of benefits hereunder.
     5.6 Change in Control. In the event of a Change in Control (as defined below), the following rules shall apply:
     (a) All Participants shall continue to have a fully vested, nonforfeitable interest in their Deferral Accounts.
     (b) Deferrals of amounts for the year that includes the Change in Control shall cease beginning with the first payment otherwise due that follows the Change in Control.
     (c) A special allocation of earnings on all Deferral Accounts shall be made under section 5.4 as of the date of the Change in Control on a basis no less favorable to Participants than the method being followed prior to the Change in Control.
     (d) All payments of deferred amounts following a Change in Control, whether or not they have previously begun, shall be made in a lump sum no later than 30 days following the Change in Control and, except as provided in section 5.3 with respect to installment payments in progress, shall be in an amount equal to the full Deferral Account balance, as adjusted pursuant to paragraph (c) above, as of the date of the Change in Control.
     (e) Nothing in this Plan shall prevent a Participant from enforcing any rules in a contract or another plan of the Company or any Subsidiary concerning the method of determining the amount of fees or other form of compensation to which a Participant may become entitled following a change in control, or the time at which that compensation is to be paid in the event of a change in control. For purposes of this Plan, a "Change in Control" means any of the following:
          (1)  The  acquisition by any  individual,  entity or group (within the meaning  of  Section  13(d)  (3) or 14(d)  (2) of the  Securities
               Exchange  Act of  1934,  as  amended  (the  "Exchange  Act"))  (a
               "Person")  of  beneficial  ownership  (within the meaning of Rule
               13d-3  promulgated  under  the  Exchange  Act)  of 20% or more of either  (i) the then  outstanding  shares of common  stock of the
               Corporation (the "Outstanding  Corporation Common Stock") or (ii)
               the  combined  voting  power  of  the  then  outstanding   voting
               securities of the  Corporation  entitled to vote generally in the
               election  of  directors  (the  "Outstanding   Corporation  Voting
               Securities");  provided,  however,  that  for  purposes  of  this paragraph (1), the following  acquisitions shall not constitute a
               Change of Control: (i) any acquisition directly from the Company,
               (ii) any acquisition by the Company, (iii) any acquisition by any employee  benefit plan (or related trust) sponsored or maintained by the Company or any corporation  controlled by the Company,  or
               (iv) any acquisition by any corporation pursuant to a transaction which  complies with clauses (i), (ii) and (iii) of paragraph (3)
               hereof; or
          (2)  Individuals who, as of January 1, 1996, constitute the Board (the
               "Incumbent  Board") cease for any reason to constitute at least a majority of the Board;  provided,  however,  that any  individual becoming a director subsequent to January 1, 1996 whose election, or  nomination  for election by the Company's  shareholders,  was approved by a vote of at least a majority of the  directors  then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent  Board,  but excluding, for this purpose, any such individual whose initial assumption of office  occurs as a result of an  actual or  threatened  election contest  with  respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
          (3)  Consummation of a  reorganization,  merger or  consolidation,  or sale or  other  disposition  of all or  substantially  all of the assets of the Company (a "Business  Combination"),  in each case,
               unless,   following  such  Business   Combination,   (i)  all  or
               substantially  all of the  individuals  and entities who were the beneficial owners,  respectively,  of the Outstanding Corporation
               Common  Stock  and  Outstanding   Corporation  Voting  Securities
               immediately prior to such Business Combination  beneficially own, directly or indirectly, more than 50% of, respectively,  the then outstanding  shares of common stock and the combined voting power of the  then  outstanding  voting  securities  entitled  to  vote generally  in the election of  directors,  as the case may be, of
               the   corporation   resulting  from  such  Business   Combination
               (including,  without limitation,  a corporation which as a result of such transaction owns the Company or all or substantially  all of the Company's  assets  either  directly or through one or more subsidiaries)  in  substantially  the same  proportions  as their ownership, immediately prior to such Business Combination, of the
               Outstanding  Corporation Common Stock and Outstanding Corporation
               Voting Securities,  as the case may be, (ii) no Person (excluding any corporation  resulting from such Business  Combination or any employee  benefit plan (or related  trust) of the Company or such
               corporation    resulting   from   such   Business    Combination)
               beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
          (4)  Approval  by  the  shareholders  of  the  Company  of a  complete liquidation or dissolution of the Company. A Change of Control shall occur on the first day on which any of the preceding conditions has been satisfied. However, notwithstanding the foregoing, this section 5.6 shall not apply to any Participant who alone or together with one or more other persons acting as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of securities of the Company, triggers a "Change in Control" within the meaning of paragraphs (1) and (2) above. Moreover, no acquisition by (i)
               Charles Schwab and/or his spouse or any of his lineal descendants or (ii) any trust created by or for the benefit of Charles Schwab and/or his spouse or any of his lineal descendants or (iii) the Schwab Family Foundation shall constitute a Change of Control.
     5.7 Payment of Deferred Amounts. A Participant shall have a fully vested, nonforfeitable interest in his or her Deferral Account balance at all times. However, vesting does not confer a right to payment other than in the manner elected by the Participant pursuant to section 5.3 (subject to any modification that may occur pursuant to section 5.4, 5.6 or 5.8). Upon the expiration of a deferral period selected by the Participant in one or more deferral elections, the Company shall pay to such Participant (or to the Participant's Beneficiary, in the case of the Participant's death), an amount equal to the balance of the Participant's Account attributable to such expiring deferral elections, plus any assumed earnings (determined by the Company pursuant to section 5.4) thereon.
     5.8 Acceleration of Payment. The Committee, in its discretion, upon receipt of a written request from a Participant, may accelerate the payment of all or any portion of the unpaid balance of a Participant's Deferral Account in the event of the Participant's death, permanent disability, or upon its determination that the Participant (or his Beneficiary in the case of his death) has incurred a severe, unforeseeable financial hardship creating an immediate and heavy need for cash that cannot reasonably be satisfied from sources other than an accelerated payment from this Plan. The Committee in making its determination may consider such factors and require such information as it deems appropriate.





                         Article VI. General Provisions

     6.1 Unfunded Obligation. The deferred amounts to be paid to Participants pursuant to this Plan constitute unfunded obligations of the Company. Except to the extent specifically provided hereunder, the Company is not required to segregate any monies from its general funds, to create any trusts, or to make any special deposits with respect to this obligation. Title to and beneficial ownership of any investments, including any grantor trust investments which the Company has determined and directed the Administrator to make to fulfill obligations under this Plan shall at all times remain in the Company. Any investments and the creation or maintenance of any trust or Accounts shall not create or constitute a trust or a fiduciary relationship between the Administrator or the Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or his or her Beneficiary or his or her creditors in any assets of the Company whatsoever. The Participants shall have no claim for any changes in the value of any assets which may be invested or reinvested by the Company in an effort to match its liabilities under this Plan.
     6.2       Informal Funding  Vehicles.  To the extent required  pursuant  to
Section 5.4(1), the Company shall arrange for the establishment and use of a grantor trust or other informal funding vehicle to facilitate the payment of benefits and to discharge the liability of the Company and participating Affiliates under this Plan to the extent of payments actually made from such trust or other informal funding vehicle. In addition, the Company may, but need not, arrange for the establishment and use of such a grantor trust or other informal funding vehicle to the extent otherwise permitted pursuant to the Plan.
     Any investments and any creation or maintenance of memorandum accounts or a trust or other informal funding vehicle shall not create or constitute a trust or a fiduciary relationship between the Committee or the Company or an affiliate and a Participant, or otherwise confer on any Participant or Beneficiary or his or her creditors a vested or beneficial interest in any assets of the Company or any Affiliate whatsoever. Participants and Beneficiaries shall have no claim against the Company or any Affiliate for any changes in the value of any assets which may be invested or reinvested by the Company or any Affiliate with respect to this Plan.
     6.3 Beneficiary. The term "Beneficiary" shall mean the person or persons to whom payments are to be paid pursuant to the terms of the Plan in the event of the Participant's death. A Participant may designate a Beneficiary on a form provided by the Administrator, executed by the Participant, and delivered to the Administrator. The Administrator may require the consent of the Participant's spouse to a designation if the designation specifies a Beneficiary other than the spouse. Subject to the foregoing, a Participant may change a Beneficiary designation at any time. Subject to the property rights of any prior spouse, if no Beneficiary is designated, if the designation is ineffective, or if the Beneficiary dies before the balance of the Account is paid, the balance shall be paid to the Participant's surviving spouse, or if there is no surviving spouse, to the Participant's estate.
     6.4 Incapacity of Participant or Beneficiary. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the date on which the Administrator receives a written notice, in a form and manner acceptable to the Administrator, that such person is incompetent or a minor, for whom a guardian or other person legally vested with the care of his person or estate has been appointed; provided, however, that if the Administrator finds that any person to whom a benefit is payable under the Plan is unable to care for his or her affairs because of incompetency, or because he or she is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, a brother or sister, or to any person or institution considered by the Administrator to have incurred expense for such person otherwise entitled to payment. To the extent permitted by law, any such payment so made shall be a complete discharge of liability therefor under the Plan.
     If a guardian of the estate of any person receiving or claiming benefits under the Plan is appointed by a court of competent jurisdiction, benefit payments may be made to such guardian provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Administrator. In the event a person claiming or receiving benefits under the Plan is a minor, payment may be made to the custodian of an account for such person under the Uniform Gifts to Minors Act. To the extent permitted by law, any such payment so made shall be a complete discharge of any liability therefor under the Plan.
     6.5 Nonassignment. The right of a Participant or Beneficiary to the payment of any amounts under the Plan may not be assigned, transferred, pledged or encumbered nor shall such right or other interests be subject to attachment, garnishment, execution, or other legal process.
     6.6 No Right to Continued Service. Nothing in the Plan shall be construed to confer upon any Participant any right to continue as a Director of the Company.
     6.7 Tax Withholding. Any appropriate taxes shall be withheld from payments made to Participants pursuant to the Plan. To the extent tax withholding is payable in connection with the Participant's deferral of income rather than in connection with the payment of deferred amounts, such withholding may be made from amounts currently payable to the Participant, or, as determined by the Administrator, the amount of the deferral elected by the Participant may be reduced in order to satisfy required tax withholding for any applicable taxes.
     6.8 Claims Procedure and Arbitration. The Company shall establish a reasonable claims procedure consistent with the requirements of the Employee
Retirement Income Security Act of 1974, as amended. Following a Change in Control of the Company (as determined under section 5.6) the claims procedure shall include the following arbitration procedure.
     Since time will be of the essence in determining whether any payments are due to the Participant under this Plan following a Change in Control, a Participant may submit any claim for payment to arbitration as follows: On or after the second day following the Termination or other event triggering a right to payment, the claim may be filed with an arbitrator of the Participant's choice by submitting the claim in writing and providing a copy to the Company. The arbitrator must be:
     (a) a member of the National Academy of Arbitrators or one who currently appears on arbitration panels issued by the Federal Mediation and Conciliation Service or the American Arbitration Association; or
     (b) a retired judge of the State in which the claimant is a resident who served at the appellate level or higher. The arbitration hearing shall be held within 72 hours (or as soon thereafter as possible) after filing of the claim unless the Participant and the Company agree to a later date. No continuance of said hearing shall be allowed without the mutual consent of the Participant and the Company. Absence from or nonparticipation at the hearing by either party shall not prevent the issuance of an award. Hearing procedures which will expedite the hearing may be ordered at the arbitrator's discretion, and the arbitrator may close the hearing in his or her sole discretion upon deciding he or she has heard sufficient evidence to satisfy issuance of an award. In reaching a decision, the arbitrator shall have no authority to ignore, change, modify, add to or delete from any provision of this Plan, but instead is limited to interpreting this Plan. The arbitrator's award shall be rendered as expeditiously as possible, and unless the arbitrator rules within seven days after the close of the hearing, he will be deemed to have ruled in favor of the Participant. If the arbitrator finds that any payment is due to the Participant from the Company, the arbitrator shall order the Company to pay that amount to the Participant within 48 hours after the decision is rendered. The award of the arbitrator shall be final and binding upon the Participant and the Company. Judgment upon the award rendered by the arbitrator may be entered in any court in any State of the United States. In the case of any arbitration regarding this Agreement, the Participant shall be awarded the Participant's costs, including attorney's fees. Such fee award may not be offset against the deferred compensation due hereunder. The Company shall pay the arbitrator's fee and all necessary expenses of the hearing, including stenographic reporter if employed.
     6.9 Termination and Amendment. The Committee may from time to time amend, suspend or terminate the Plan, in whole or in part, and if the Plan is suspended or terminated, the Committee may reinstate any or all of its provisions. Except as otherwise required by law, the Committee may delegate to the Administrator all or any of its foregoing powers to amend, suspend, or terminate the Plan. Any such amendment, suspension, or termination may affect future deferrals without the consent of any Participant or Beneficiary. However, with respect to deferrals that have already occurred, no amendment, suspension or termination may impair the right of a Participant or a designated Beneficiary to receive payment of the related deferred compensation in accordance with the terms of the Plan prior to the effective date of such amendment, suspension or termination, unless the affected Participant or Beneficiary gives his express written consent to the change.
     6.10 Applicable Law. The Plan shall be construed and governed in accordance with applicable federal law and, to the extent not preempted by such federal law, the laws of the State of California.

                                    Exhibit A


                For purposes of determining the number of Options
                      to be granted Under the Stock Option
                   Investment Election, Options will be valued
                  under the Black-Scholes method, based on the
                             following assumptions:



o    Assumed Option Term = 5 years
o Volatility = Actual volatility over the 3 year period immediately preceding the grant
o    Risk Free Interest Rate = 5 year Treasury Note Rate
o Dividend Yield = Current Annual Dividend Yield On Option Grant Date (Quarterly Dividend x 4) / Market Price on Option Grant Date = Dividend Yield Sample Calculation: ($.028 x 4)/ $55 = .2%
o Fair Market Value = Closing Price Of Schwab Common Stock on Date of Grant (Same as Date of Retainer and Meeting Fee Payment)
o    Exercise Price = Same as above


Sample Stock Option Calculation

o Fees Deferred / Black Scholes Valuation = Number of Stock Option grants from Deferral Election

Sample Calculation: $14,250 / $23.82 = 598.2368 Stock Options, rounded up to nearest full option, = grant of 599 Stock Options.